UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 8, 2005

                              BODISEN BIOTECH, INC.
             (Exact name of registrant as specified in its charter)

 DELAWARE                               333-99101             98-0381367
 (State or other jurisdiction           (Commission           (IRS Employer
 of incorporation)                      File Number)        Identification No.)

 North Part of Xinquia Road, Yang Ling Agricultural High-Tech
 Industries Demonstration Zone, Yang Ling, People's Republic
                      of China                                       712100
   (Address of principal executive offices)                        (Zip Code)

                                 86-29-87074957
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

     On December 8, 2005, Bodisen Biotech, Inc. (the "Company") issued a $5,000,0000 promissory note (the "Note") to Amaranth Partners L.L.C. (the "Payee") in consideration of a $5,000,000 loan from the Payee to the Company. The Note bears interest at 9.00% per annum. The principal amount of the Note, together with all accrued and unpaid interest, is due and payable on March 8, 2006. The Note contains customary default provisions and is unsecured. Proceeds from the loan are to be used for prepayments for certain raw materials.

     In connection with the issuance of the Note, the Company agreed to issue to the Payee on or before March 1, 2006 a warrant (the "Warrant") to purchase 133,333 shares of the Company's common stock at $7.50 per share (subject to adjustment). At the time the Warrant is issued, the Company will grant to the Payee certain registration rights.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     See Item 1.01.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

     Exhibit 10.1 Promissory Note dated December 8, 2005 issued by Bodisen Biotech, Inc. to Amaranth Partners L.L.C.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             BODISEN BIOTECH, INC.



Date:  December 13, 2005                /s/Qiong Wang,
                                        --------------
                                        Qiong Wang,
                                        Chief Executive Officer


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

                                  EXHIBIT INDEX

Exhibit Number   Description                                    Method of Filing

10.1             Promissory Note dated December 8, 2005        Filed herewith as Exhibit 10.1
                 issued by Bodisen Biotech, Inc. to
                 Amaranth Partners L.L.C.




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